TERMINATION AND GRANT AGREEMENT

         This Termination and Grant Agreement (this "Agreement") is entered into as of October 5, 1995 among Tejas Gas Corporation, a Delaware corporation ("Tejas"), Acadian Gas Corporation, a Nevada corporation ("Acadian"), and Rene
R. Joyce, an individual and a resident of Texas ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Acadian and Employee entered into that certain Acadian Gas Corporation Executive Incentive Agreement dated March 13, 1991, as amended by a letter agreement dated May 13, 1991 and as further amended on May 20, 1992 and December 4, 1992 (the "Incentive Agreement"), which provides for the right of Employee to purchase equity rights ("Equity Rights") in Acadian and options for Employee to purchase additional equity rights ("Equity Rights Options") in Acadian upon the terms set forth therein;

         WHEREAS, Tejas, Tejas-Acadian Holding Company, a Delaware corporation ("TAHC"), Acadian and Employee entered into that certain Exchange Agreement dated July 24, 1995 ("Exchange Agreement") pursuant to which Employee transferred the Equity Rights to TAHC in exchange for 4,360 shares of common stock, par value $0.25 per share, of Tejas ("Tejas Common Stock"); and

         WHEREAS, Tejas, Acadian and Employee desire to terminate and cancel the Equity Rights Options and Tejas desires to grant a stock option giving Employee the right to purchase 29,602 shares of Tejas Common Stock (the "Tejas Stock Option") pursuant to the Tejas Gas Corporation Employee Stock Option Plan (as amended and restated effective July 21, 1992), as it may be amended from time to time (the "Option Plan"), at a purchase price per share equal to the Fair Market Value (as defined in the Option Plan) of a share of Tejas Common Stock on the day preceding the Closing Date (as defined below), upon the terms and subject to the conditions hereinafter set forth (the "Transaction").

         NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   TRANSACTION

         1.1 TERMINATION AND CANCELLATION OF EQUITY RIGHTS OPTIONS AND GRANT OF TEJAS OPTION. Upon the terms and subject to the conditions of this Agreement, the Equity Rights Options are hereby terminated and cancelled and shall be of no further force and effect and, in consideration of the termination and cancellation of the Equity Rights Options and the Incentive Agreement as provided herein, Tejas will grant and deliver to Employee the Tejas Stock Option which shall be evidenced by the Tejas Gas Corporation Stock Option Agreement ("Tejas Stock Option Agreement") in the form of EXHIBIT A hereto (being the stock option for 29,602 shares of Tejas Common Stock referred to above in the preamble).

         1.2 CLOSING. The closing of the Transaction (the "Closing") will take place at 4:00 p.m. on a date to be specified by Tejas and Employee, which shall be no later than the fifth business day after satisfaction of the latest to occur of the conditions set forth in Sections 4.1(a), 4.2(a) and 4.3 (provided that the other closing conditions set forth in Article IV have been met or waived as provided in Article IV at or prior to the Closing) (the "Closing Date"), at the offices of Tejas, 1301 McKinney, Suite 700, Houston, Texas 77010, unless another date or place is agreed to in writing by Tejas and Employee.


                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

         2.1      REPRESENTATIONS AND WARRANTIES OF EMPLOYEE.   Employee hereby
represents and warrants to Tejas and Acadian that:

         (a) AUTHORITY. Employee has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of Employee enforceable against him in accordance with its terms, except as the enforceability hereof may be limited by (i) bankruptcy, insolvency or other laws relating to or affecting generally creditors' rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


         (b) TITLE TO EQUITY RIGHTS OPTIONS. Employee owns beneficially and of record, and has full legal right and power and all authorization required by law to terminate and cancel the Equity Rights Options and such options are held by Employee free and clear of all liens, encumbrances, restrictions, equities and claims of every kind. For purposes of this Agreement, Equity Rights Options shall include all Equity Rights Options granted to or held directly or indirectly by Employee, including any and all interest or right in or relating to Acadian that Employee has purchased or otherwise acquired or as to which Employee has any right or claim pursuant to the Incentive Agreement, other than the Equity Rights that were previously conveyed by Employee to TAHC pursuant to the Exchange Agreement.

         (c) TEJAS DOCUMENTS; QUESTIONS. Employee has received and has had an opportunity to review and ask questions concerning the Tejas SEC Documents (as hereinafter defined), the Tejas Stock Option Documents (as hereinafter defined), this Agreement and the transactions contemplated hereby and all such questions have been answered to his full satisfaction.

         (d) FULL DISCLOSURE. Employee has disclosed to Tejas and Acadian every fact, the disclosure of which to Tejas and Acadian, to Employee's knowledge and belief upon due inquiry, is necessary in order to prevent any certificate, representation or warranty of Employee expressed or provided for in this Agreement from being misleading or in order to prevent Tejas' and Acadian's decisions, determinations or investigations made in connection with this Agreement from being made on the basis of less than full information.

         (e) OPTION TERMS.  Employee  understands,  acknowledges and agrees that
(i) the Tejas Stock Option is exercisable only in accordance with the procedures and terms set forth in the Tejas Stock Option Agreement, (ii) the Tejas Stock Option is subject to the terms and conditions of the Option Plan, and (iii) the Tejas Stock Option is nontransferable by Employee, other than as provided in the Option Plan.

         2.2 REPRESENTATIONS AND WARRANTIES OF TEJAS AND ACADIAN. Tejas and Acadian hereby represent and warrant to Employee:

         (a) ORGANIZATION, STANDING AND POWER. Each of Tejas and Acadian is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business now being conducted.

         (b) AUTHORITY. Each of Tejas and Acadian has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of each of Tejas and Acadian. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of each of Tejas and Acadian enforceable against each of them in accordance with its terms, except as the enforceability hereof may be limited by (i) bankruptcy, insolvency or other laws relating to or affecting generally creditors' rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c) SEC DOCUMENTS. Tejas has made available to Employee copies of the following documents filed by Tejas with the Securities and Exchange Commission (the "Tejas SEC Documents"): Annual Report on Form 10-K for the year ended December 31, 1994; Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995 and June 30, 1995; Current Reports on Form 8-K dated January 20, 1995 and August 9, 1995; and Registration Statement on Form 8-A dated December 2, 1992 and the amendments thereto on Forms 8-A/A dated September 16, 1993 and March 17, 1994.

         (d) TEJAS STOCK OPTION DOCUMENTS. Tejas has made available to Employee copies of the following documents relating to the Tejas Stock Option: the Option Plan (as in existence on the date of this Agreement); Prospectus dated July 30, 1993 relating to the Option Plan; and the form of Tejas Stock Option Agreement (EXHIBIT A hereto).

         (e) GRANT. The grant and delivery of the Tejas Stock Option has been duly authorized by the Stock Option Committee of the Board of Directors of Tejas, and when the shares of Tejas Common Stock subject to the Tejas Stock Option are issued upon the exercise thereof and in accordance with the terms and conditions of the Option Plan and the Tejas Stock Option Agreement, such shares will be validly issued and outstanding, fully paid and nonassessable.


                                  ARTICLE III.

                              ADDITIONAL AGREEMENTS

         3.1      TERMINATION OF INCENTIVE AGREEMENT

                  (a) TERMINATION OF INCENTIVE AGREEMENT; MUTUAL RELEASE. In consideration of the mutual promises and covenants contained herein, including the grant of the Tejas Option to Employee, which shall constitute full satisfaction and discharge of all of Acadian's obligations under the Incentive Agreement, the Incentive Agreement and the Equity Rights Options are each hereby terminated and canceled and shall be of no further force and effect. Each of Acadian and Employee hereby releases, acquits and forever discharges the other (and their respective affiliates) from any and all claims, actions, causes of action, suits, obligations, debts, sums of money, accounts, covenants, rights, damages, demands, agreements, promises, liabilities, controversies, costs, and expenses based on any federal or state law or right of action (contractual or otherwise), at law or in equity or otherwise, foreseen or unforseen, matured or unmatured, known or unknown, accrued or not accrued, which Acadian or Employee had, now has or can have, or shall or may hereafter have in connection with, arising out of, or which in any way relate to their rights, obligations, or duties under the Incentive Agreement or any acts, failures to act, omissions or misrepresentations by either Acadian or Employee with respect to the Incentive Agreement.

         3.2  ADDITIONAL  AGREEMENTS.   Each  of  Tejas,  Acadian  and  Employee
covenants and agrees that it will use its best efforts to obtain the satisfaction of the conditions to Closing applicable to it as set forth in
Article IV. Subject to the terms and conditions of this Agreement, each of Tejas, Acadian and Employee further agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other parties, including by provision of information and making of all necessary filings in connection with the Transaction. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, Employee and the proper officers and directors of each of Tejas and Acadian shall take all such action which may be necessary, appropriate or desirable to carry out such purposes. Employee agrees to take any further actions, and to execute and deliver any further documents, reasonably requested by Tejas or Acadian to (i) assure Tejas and Acadian of the enforceability of the rights of Tejas and Acadian and the obligations of Employee under this Agreement, including without limitation assurances of the truth of any representation or warranty of Employee contained in this Agreement and (ii) enable Tejas and Acadian to enforce such rights and obligations.

                                   ARTICLE IV.

                                   CONDITIONS

         4.1 CONDITIONS TO THE OBLIGATIONS OF TEJAS AND ACADIAN. The obligations of Tejas and Acadian to proceed with the Closing contemplated hereby are subject to the satisfaction on or before the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by Tejas and Acadian:

         (a) COMPLIANCE. Employee shall have complied on or before the Closing Date in all material respects with each of his covenants and agreements contained in this Agreement to be performed on or before the Closing Date. The representations and warranties made by Employee in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on the Closing Date, except as otherwise contemplated by this Agreement.

         4.2 CONDITIONS TO THE OBLIGATIONS OF EMPLOYEE. The obligations of Employee to proceed with the Closing contemplated hereby are subject to the satisfaction on or before the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by Employee:

         (a) COMPLIANCE. Each of Tejas and Acadian shall have complied on or before the Closing Date in all material respects with each of its covenants and agreements contained in this Agreement to be performed by it on or before the Closing Date. The representations and warranties made by Tejas and Acadian in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on the Closing Date, except as otherwise contemplated by this Agreement.

         4.3 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE EXCHANGE. The respective obligation of each party to effect the Transaction shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity in connection with the Transaction, the failure to obtain which would have a material adverse effect on Tejas, Acadian or Employee shall have been filed, occurred or been obtained.

         (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transaction shall be in effect.

         4.4 WAIVER ON CLOSING. Upon the completion of the Closing, each party hereto shall be deemed to have conclusively waived any condition to its obligations under this Agreement.

                                   ARTICLE V.

                     EXTENT AND SURVIVAL OF REPRESENTATIONS,
                      WARRANTIES, COVENANTS AND AGREEMENTS

         5.1 EFFECT OF BREACH OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS BY EMPLOYEE. Employee hereby agrees to reimburse Tejas and Acadian for, and hold Tejas and Acadian harmless from, any loss, damage (excluding consequential damages), expense (including reasonable attorneys' fees) or liability sustained by Tejas or Acadian arising out of or resulting from any breach of any of the representations, warranties, covenants or agreements made by Employee herein.

         5.2 EFFECT OF BREACH OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS BY TEJAS OR ACADIAN. Tejas and Acadian hereby agree to reimburse Employee for, and hold Employee harmless from, any loss, damage (excluding consequential damages), expense (including reasonable attorneys' fees) or liability sustained by Employee arising out of or resulting from any breach of any of the representations, warranties, covenants or agreements made by Tejas and Acadian herein.

         5.3 SURVIVAL. The representations, warranties, covenants and agreements set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall survive the Closing Date and shall terminate upon expiration of the applicable statute of limitations (or any extension or waiver thereof).

         5.4 TAX BENEFITS; INSURANCE PROCEEDS. In determining the amount of any loss, liability or expense for which any party is entitled to reimbursement under this Article V, the gross amount thereof will be reduced by any correlative tax benefit or insurance proceeds realized or to be realized by such party, and such correlative insurance benefit shall be net of any insurance premium which becomes due as a result of such claim.

                                   ARTICLE VI.

                                  MISCELLANEOUS

         6.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if mailed by registered or certified mail, return receipt requested, to the parties at the following addresses:

                  i.       If to Tejas or Acadian, to:

                           Tejas Gas Corporation
                           1301 McKinney, Suite 700
                           Houston, Texas 77010
                           Telecopy: (713) 650-6231

                           Attention: James W. Whalen
                                      Executive Vice President

                  ii.      If to Employee, to:

                           Rene R. Joyce
                           c/o Acadian Gas Corporation
                           1301 McKinney, Suite 700
                           Houston, Texas 77010

         6.2 CERTAIN EXPENSES AND COSTS. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall assume and bear all expenses, costs and fees incurred or assumed by such party in the preparation and execution of this Agreement and in compliance with and performance of the agreements and covenants contained in this Agreement, regardless whether the transactions contemplated hereby shall be consummated. Notwithstanding the foregoing and in addition to any rights that may otherwise accrue to a party if the transactions contemplated by this Agreement are not consummated as a result of the breach by a party of the representations, warranties, covenants or agreements contained herein, the breaching party shall assume and bear all expenses, costs and fees incurred or assumed by the nonbreaching party.

         6.3 CHOICE OF LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Texas without regard to the choice of law principles thereof.

         6.4 AMENDMENT. This Agreement may be amended by the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         6.5      CAPTIONS.   The captions used in this Agreement are for
convenience of reference only and will not be construed to define any portion of this Agreement.

         6.6 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties hereto, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         6.7 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by the parties and delivered to each other, it being understood that the parties need not sign the same counterpart.

         6.8 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         6.9 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         6.10 ASSIGNMENTS. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Any attempted assignment without such consent shall be null and void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall entitle any person other than Employee, Tejas or Acadian, or their respective successors and assigns permitted hereby, to any claim, cause of action, remedy or right of any kind.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                           TEJAS GAS CORPORATION


                                           By:        /s/  JAMES W. WHALEN
                                                   ---------------------------
                                           Name:   James W. Whalen
                                           Title:  Executive Vice President


                                           ACADIAN GAS CORPORATION


                                           By:        /s/  JAMES W. WHALEN
                                                   ---------------------------
                                           Name:   James W. Whalen
                                           Title:  Executive Vice President



                                           EMPLOYEE

                                           Rene R. Joyce

                                               /s/    RENE R. JOYCE
                                           -----------------------------------

                                                                       EXHIBIT A

                              TEJAS GAS CORPORATION
                             STOCK OPTION AGREEMENT



         THIS STOCK OPTION AGREEMENT ("Agreement") dated this 5th day of October, 1995 between Tejas Gas Corporation, a Delaware corporation ("Tejas"), and _______________________ ("Optionee").

         WHEREAS, Tejas desires, by affording the Optionee an opportunity to purchase shares of its common stock ("Common Stock"), as hereinafter provided, to carry out the purpose of the Tejas Employee Stock Option Plan, as it may be amended from time to time and hereinafter referred to as the "Plan"; and

         WHEREAS, the Stock Option Committee of Tejas has granted this stock option;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. GRANT OF OPTION. Tejas hereby grants to Optionee the option (the "Option") to purchase on terms and conditions hereinafter set forth ___________ shares of its Common Stock.

         2. OPTION PRICE. The purchase price of the Common Stock covered by this Option shall be $______ per share.

         3. TYPE OF OPTION. This option is granted as a Non-Qualified Stock Option in accordance with the terms and conditions of the Plan.

         4. TIME TO EXERCISE. Except as provided elsewhere herein, this Option shall be exercisable in installments as follows:

                Beginning                       Number of Shares

             October 5, 1995                          _____
             October 5, 1996                          _____
             October 5, 1997                          _____
             October 5, 1998                          _____
             October 5, 1999                          _____

         To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period. No part of the Option may be exercised after the date set forth in paragraph 6.

         5. SUBJECT TO PLAN. This Option and the exercise hereof is subject to the terms and conditions of the Plan which is incorporated herein by reference and is made part hereof. If there is any inconsistency between this Agreement and the Plan, the Plan will govern.

         6. TERM. This Option shall terminate at 5:00 p.m., Houston time, on October 5, 2002.

         7. MANNER OF EXERCISE. To exercise this Option, Optionee shall give written notice to Tejas of the number of shares being purchased and the purchase price to be paid therefor accompanied by the following:

                  (a) full payment in cash or its equivalent (including the assignment of the Common Stock of Tejas valued at its then fair market value) of the purchase price for the shares of Common Stock being purchased;

                  (b) an amount required by the appropriate taxing authorities to be collected for withholding taxes on the difference between the fair market value of the shares on the date of exercise and the purchase price; provided if Tejas shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the payment of cash or the issuance of Common Stock pursuant to the exercise of an Option, then Tejas shall be entitled to deduct and withhold such amounts from any cash payments to be made, or Common Stock to be issued, to Optionee. In any event, Optionee shall make available to Tejas, promptly when requested by Tejas, sufficient funds to meet the requirements of such withholding, and Tejas shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to Tejas out of any funds or property (including, without limitation, Common Stock) due or to become due to Optionee; and

                  (c) an undertaking to furnish or execute such documents as Tejas in its reasonable discretion shall deem necessary, (1) to evidence the exercise, in whole or in part, of the Option evidenced by this Agreement, (2) to determine whether registration is then required under the Securities Act of 1933, as then in effect, and (3) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect.

         8. REGISTRATION. Tejas shall endeavor, but shall not be obligated, to register the Common Stock to be issued upon exercise of the Option under the Securities Act of 1933, as amended, as well as any applicable state statutes. In the event that the Common Stock to be issued upon exercise of the Option is not so registered, Tejas may, as a condition precedent to the exercise of the Option, require from Optionee (or, in the event of his death, his legal heirs, legatees or distributees) such written representations as, in the opinion of counsel for Tejas, may be necessary to ensure that such exercise and subsequent disposition will not involve a violation of the Securities Act of 1933, as amended, or any other applicable federal or state statute as then in effect.

         9. LAW GOVERNING. This Agreement shall be construed and enforced in accordance with and governed by the laws of the state of Delaware.

         10. DEATH, DISABILITY, RETIREMENT, OF OR OTHER TERMINATION OF OPTIONEE. In the event of the death, disability, resignation, termination for any reason (with or without cause) or retirement of Optionee, Optionee or his heirs or administrators shall be entitled to exercise any remaining vested options, as follows:

                  (a) DEATH. If Optionee's employment by Tejas and its Subsidiaries (as defined in Section 425 of the Internal Revenue Code of 1986, as amended) terminates by reason of death, the Option shall be exercisable only to the extent exercisable as of the date of death at any time prior to the expiration date of the Option or within twelve (12) months after the date of death, whichever period is shorter. Tejas may extend the exercise period beyond twelve (12) months as it deems appropriate, but in no event shall the exercise period exceed the expiration date of the Option. Options which were not exercisable as of the date of death shall be forfeited and no longer subject to any right to exercise.

                  (b) DISABILITY. If Optionee's service to Tejas and its Subsidiaries terminates by reason of disability (as defined under the Federal Social Security Act of 1935, as amended), the Option shall be exercisable only to the extent exercisable as of the date of such disability prior to the expiration date of the Option or within three (3) months after the date of such disability, whichever period is shorter. Options which were not exercisable as of the date of disability shall be forfeited and no longer subject to any right to exercise.

                  (c) RETIREMENT. In the event the service of Optionee is terminated by reason of normal or early retirement (as defined under the Tejas Pension Plan), the Option shall be exercisable only to the extent exercisable as of the date of such retirement prior to the expiration date of the Option or within thirty (30) calendar days after the date of such retirement, whichever is shorter. Options which were not exercisable as of the date of such retirement shall be forfeited and no longer subject to any right to exercise.

                  (d) OTHER TERMINATION. If Optionee's employment shall terminate for any reason (with or without cause) other than death, disability, or retirement (as defined in Subsection 10 (a), (b) and (c) above), any Options which are unexercised as of the date of such termination shall be forfeited and no longer subject to any right to exercise.

         11. PRIVILEGES. Optionee or any person entitled to exercise an Option hereunder shall have no rights as a stockholder with respect to any shares covered by this Option until the date of issuance of a certificate for such shares.

         12. NON-TRANSFERABILITY. The Option granted hereunder shall not be transferable other than by laws of descent and distribution or by will.

         13. EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of Tejas to terminate any Optionee's service at any time, nor confer upon Optionee any right to continue in the employ of Tejas.

         14. REQUIREMENTS OF LAW. The granting of the Option herein and the issuance of shares of Common Stock upon the exercise of such Option shall be subject to all applicable rules, laws, regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Tejas shall make a good faith effort to take such reasonable actions as may be necessary to comply with such rules, laws or regulations and to receive such approvals as may be required.

         IN WITNESS WHEREOF, Tejas has caused this Agreement to be signed by its duly authorized officer and Optionee has duly signed this Agreement on the day and year first above written.



                                             -----------------------------------
                                                                      , Optionee
                                             ---------------------


                                           TEJAS GAS CORPORATION


                                           By:
                                              ----------------------------
                                              Jay A. Precourt
                                              Chief Executive Officer

ATTEST:


----------------------------
P. Anthony Lannie, Secretary